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                                                                  EXHIBIT (8)(n)

                             PARTICIPATION AGREEMENT
                                      AMONG
                     ML LIFE INSURANCE COMPANY OF NEW YORK,
                        LORD ABBETT FAMILY OF FUNDS, AND
                           LORD ABBETT DISTRIBUTOR LLC

         THIS AGREEMENT, dated as of October 11, 2002, by and among ML Life Insurance Company of New York (the "Company"), a New York life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (hereinafter referred to individually and collectively as the "Account"), each of the investment companies comprising the Lord Abbett Family of Funds, including each separate investment portfolio thereof, whether existing at the date of this Agreement or established subsequent thereto (the "Fund Family"), and Lord Abbett Distributor LLC (the "Underwriter"), a New York limited liability corporation.

         WHEREAS, the shares of beneficial interests of the Fund (as defined below) are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets;

         WHEREAS, the Fund is registered, or is a series of a fund registered, as an open-end management investment company under the Investment Company Act of 1940, as amended, (the "1940 Act") and shares of the Fund are registered under the Securities Act of 1933, as amended (the "1933 Act");

         WHEREAS, Lord, Abbett & Co. LLC (the "Adviser"), a Delaware limited liability company, which serves as investment adviser to the Fund, is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

         WHEREAS, the Underwriter, which serves as distributor to the Fund, is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD");

         WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to variable annuity contracts set forth in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the "Contracts");

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         WHEREAS, the Fund issues shares to the general public and to the separate accounts of insurance companies ("Participating Insurance Companies") to fund variable annuity and/or variable life insurance contracts sold to certain qualified pension and retirement plans;

         WHEREAS, the Company intends to purchase shares of other open-end management investment companies that offer shares to the general public to fund the Contracts;

         WHEREAS, the Fund and the Underwriter know of no reason why shares in the Fund may not be sold to Participating Insurance Companies to fund variable annuity contracts sold to certain qualified pension and retirement plans (each a "Plan" and collectively, the "Plans"); and

         WHEREAS, Company and the Fund desire to facilitate the purchase and redemption of Shares of certain funds in the Fund Family as specified on Schedule B hereto (hereinafter referred to individually and collectively as the "Fund"), through one or more accounts in the Fund established by the Company through the Fund's designated transfer agent in the name of the Plans or in the name of the Account maintained by Company with respect to or on behalf of the Plans.

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase Class A shares ("Shares") of the Fund on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such Shares in the Fund to the Account at net asset value to the extent such purchases qualify for net asset value treatment under the terms of the Fund's then current prospectus and statement of additional information ("SAI").

         NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, and the Underwriter agree as follows:

ARTICLE I.        Sale of Fund Shares

1.1. The Fund has granted to the Underwriter exclusive authority to distribute the Fund's shares, and has agreed to instruct, and has so instructed, the Underwriter to make available to the Company for purchase on behalf of the Account Shares of the Fund. Pursuant to such authority and instructions, and subject to Article IX hereof, the Underwriter agrees to make the Shares available to the Company for purchase on behalf of the Account, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement and the terms of the Fund's then current prospectus and SAI. Notwithstanding the foregoing, the Board of Directors/Trustees of the Fund (each a "Board" and collectively, the "Boards")) may suspend or terminate the offering of Shares of the Fund, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary in the best interests of the shareholders of the Fund. The Fund may refuse to sell Shares to any person, or suspend or terminate the offering of the Shares of the Fund if such

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action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund, deemed necessary, desirable or appropriate. Without limiting the foregoing, it has been determined that there is a significant risk that the Fund and its shareholders may be adversely affected by short-term or excessive trading activity, particularly activity used to try and take advantage of short-term swings in the market. According, the Fund reserves right to reject any purchase order, includes those purchase orders with respect to shareholders or accounts whose trading has been or may be disruptive to the Fund or that may otherwise adversely affect the Fund. The Company acknowledges that the Fund has certain policies and restrictions on short-term or excessive trading activity and agrees to cooperate with identifying and monitoring such activity, provide reasonable cooperation in controlling such activity and take such action as reasonably requested by Fund with respect to such activity.

         1.2. The Fund shall redeem, at the Company's request, any full or fractional Shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Company shall not redeem Shares attributable to Contract owners except in the circumstances permitted in
Section 9.3 of this Agreement, and (ii) the Fund may delay redemption of Shares of the Fund to the extent permitted by the 1940 Act, and any rules, regulations, or orders thereunder.

         1.3.     Purchase and Redemption Procedures

                  (a) The Fund hereby appoints the Company as an agent of the Fund for the limited purpose of receiving purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for the Shares made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. All transactions on behalf of the Accounts shall be executed through the omnibus accounts of Company's affiliate Merrill Lynch, Pierce, Fenner & Smith, Inc. ("Omnibus Accounts"). Any such request (or relevant transactional information therefor) received by the Company on any day the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC ( a "Business Day") prior to the time that the Fund ordinarily calculates its net asset value as described from time to time in the Fund Prospectus (which as of the date of execution of this Agreement is 4:00 p.m. Eastern Time) shall be executed by the Fund or its designee at the net asset value determined as of the close of trading on that same Business Day, provided that the Fund or its designee receives notice of such request by 9:00 a.m. Eastern Time on the next following Business Day, or in the event of systems issues necessitating later delivery of such purchase and redemption requests by 11:00 a.m. Eastern Time on the next following Business Day, provided Fund or its designee receives notice of any such issues by 9:30 a.m. Eastern Time on the next following Business Day. Company will provide to the Fund or its designee via the NSCC Fund SERV DCC & S platform (which utilizes the "as of" record layout within Fund/SERV) one or more files detailing the instructions received with respect to each Plan prior to 4:00 p.m. Eastern Time on the prior Business Day for each Fund.

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                  (b)      The Company shall pay for Shares on the same day that
it notifies the Fund of a purchase request for such Shares. Payment for Shares shall be made in federal funds transmitted to the Fund via the NSCC Fund/SERV DCC&S platform to be received by the Fund by 6:30 p.m. Eastern Time on the day the Fund is notified of the purchase request for Shares (unless the Fund determines and so advises the Company that sufficient proceeds are available from redemption of Shares of another Fund effected pursuant to redemption requests tendered by the Company on behalf of the Account). Upon receipt of federal funds transmitted via the NSCC Fund/SERV DCC&S platform, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund. Notwithstanding any provision of this Agreement to the contrary, for purchase and redemption instructions with respect to any Shares, Company and the Fund will settle the purchase and redemption transactions referred to herein, via the NSCC Fund/SERV platform settlement process on the next Business Day following the effective trade date. The Fund will provide to Company a daily transmission of positions and trading activity taking place in the Omnibus Accounts using Company's affiliate's proprietary Inventory Control System ("ICS").

                  (c) Payment for Shares redeemed by the Account or the Company shall be made in federal funds transmitted via the NSCC Fund/SERV DCC&S platform to the Company or any other designated person on the next Business Day after the Fund is properly notified of the redemption order of such Shares (unless redemption proceeds are to be applied to the purchase of Shares of another Fund in accordance with Section 1.3(b) of this Agreement), except that the Fund reserves the right to redeem Shares in assets other than cash and to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any Rules thereunder, and in accordance with the procedures and policies of the Fund as described in the Fund's then current prospectus. The Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

                  (d) Any purchase or redemption request for Shares held or to be held in the Company's general account shall be effected at the closing net asset value per share next determined after the Fund's receipt of such request as set forth in Section 1.3(a) herein.

         1.4. The Fund shall use its best efforts to make the closing net asset value per Share for the Fund available to the Company by 6:30 p.m. Eastern Time each Business Day via the NSCC Profile 1 platform, and in any event, as soon as reasonably practicable after the closing net asset value per Share for the Fund is calculated, and shall calculate such closing net asset value, including any applicable daily dividend factor, in accordance with the Fund's Prospectus. In the event that a Fund's net asset value per Share is not made available to the Company by 6:30 p.m. Eastern Time on a given Business Day ("Day 1"), and the Company is unable to calculate purchase and redemption orders for the Fund's Shares received on Day 1 ("Day 1 Trades") for transmission to the Fund or its designee within the timeframes identified in Section 1.3(a), as applicable, the Company agrees provide the Fund with estimates of trade orders prior to the trade order deadline identified in Section 1.3(a) and to calculate such Day 1 Trades in the next cycle

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based on the Fund's net asset value per Share when received and transmit such orders to the Fund or its designee, either separately or along with, but separately identified from, the purchase and redemption orders received on the next Business Day ("Day 2 Trades"), within the timeframes identified in Section 1.3(a) for Day 2 Trades. In such event, provided that Day 1 Trades are segregated and separately identified from Day 2 Trades when transmitted to the Fund or its designee, the Fund agrees to effect Day 1 Trades at the Fund's net asset value per Share for Day 1. Neither the Fund, the Underwriter, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company to the Fund or the Underwriter.

         1.5. Notwithstanding anything to the contrary contained in this Agreement, the Fund will make Shares available for purchase by the Company, on its behalf and on behalf of the Account, at net asset value and agrees to waive any contingent deferred sales charge, redemption fees or exchange fees. The parties agree that no selling concession or other similar compensation of any sort shall be paid in connection with purchases of Shares pursuant to this Agreement. The Fund shall furnish notice (via the NSCC Profile II platform to the Company as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Shares. The form of payment of dividends and capital gains distributions will be determined in accordance with the Company's operational procedures in effect at the time of the payment of such dividend or distribution and Company will notify Fund of such form of payment. The parties understand and agree that all transactions of Account shares contemplated herein shall be executed through the Omnibus Account and that Company's affiliate, Merrill Lynch, Pierce, Fenner & Smith, Inc. will receive all such dividends and distributions in the form of cash which Company, in turn, will immediately reinvest in the form of additional Shares of that Fund. The Fund or its designee shall notify the Company promptly of the number of Shares so issued as payment of such dividends and distributions. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain dividends and distributions in the form of cash.

         1.6. Issuance and transfer of Shares shall be by book entry only and executed through the Omnibus Accounts. Stock certificates will not be issued to the Company or the Account. Purchase and redemption orders for the Fund's shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

         1.7      Fund Information.

         (a) Subject to the terms of this Agreement, the Fund will provide (or cause to be provided) to Company the information set forth in Schedule C hereto. In addition, notwithstanding anything contained in this Agreement to the contrary, the Fund hereby agrees that Company may use, subject to Article IV hereof and subject to Company's compliance with applicable SEC and NASD rules and regulations, such information in communications prepared for the Contracts, including, but not limited to, application, marketing, sales and other communications materials. The Fund will provide timely notification to Company of any change to the information described in Part I of Schedule C

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including without limitation any change to the CUSIP number or symbol designation of a Fund. Such notification shall be given to Company at least ten
(10) Business Days or as soon as practicable prior to the effective date of the change.

         1.8. The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other investors and the cash value of the Contracts may be invested in other investment companies.

ARTICLE II.       Representations and Warranties

         2.1. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under Arkansas insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act. The Company shall register and qualify the Contracts or interests therein as securities in accordance with the laws of the various states only if and to the extent deemed advisable by the Company.

         2.2 The Company represents and warrants that the Contracts provide for the allocation of net amounts received by the Company to the Account, for investment in the shares of specified investment companies selected among those companies available through the Account to act as underlying investment media.

         2.3. The Fund represents and warrants that Shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with applicable state and federal securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its Shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. The Fund shall register and qualify the Shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund, the Adviser, or the Underwriter.

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         2.4.     The Fund and the Underwriter agree to comply with any
applicable state insurance laws or regulations (including the furnishing of information not otherwise available to the Company which is required by state insurance law to enable the Company to obtain the authority needed to issue the Contracts in any applicable state, and including cooperating with the Company in any filings of sales literature for the Contracts), to the extent notified thereof in writing by the Company.

         2.5. The Fund represents that it is lawfully organized and validly existing under the laws of the state of its incorporation and that it does and will comply in all material respects with the 1940 Act.

         2.6. The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with any applicable state and federal securities laws.

         2.7. The Fund and the Underwriter represent and warrant that all of their trustees/directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

ARTICLE III.      Prospectuses and Proxy Statements; Voting

         3.1. The Underwriter shall provide the Company with as many copies of the Funds current prospectus and periodic reports to shareholders as the Company may reasonably request. The Fund or the Underwriter shall bear the expense of printing copies of the current prospectus and periodic reports to shareholders for the Fund that will be distributed to existing and prospective Contract owners whose Contracts are funded by Shares of the Fund. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the new prospectus on diskette at the Fund's or Underwriter's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus and/or periodic shareholder reports for the Contracts and the Fund's prospectus and/or periodic reports to shareholders printed together in one document, provided however that Company shall ensure that, except as expressly authorized in writing by Fund, no alterations, edits or changes whatsoever are made to prospectuses, periodic reports to shareholders or other Fund documentation after such documentation has been furnished to Company or its designee, and Company shall assume liability for any and all alterations, errors or other changes that occur to such prospectuses, periodic reports to shareholders or other Fund documentation after it has been furnished to

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Company or its designee. In the event that Company determines to have the prospectus and/or periodic shareholder reports for the Contracts and the Fund's prospectus and/or periodic reports to shareholders printed together in one document, the Fund, its designee or the Underwriter shall reimburse the Company for the pro-rata share of the printing costs (excluding any non-printing costs such as composition and document layout costs) for those pages that contain the Fund's prospectus or periodic reports to shareholders that the Company may reasonably print for distribution to existing and prospective Contract owners whose Contracts are funded by Shares of the Fund. Company shall use best efforts to minimize such printing costs and Company agrees that neither the Fund, its designee, nor the Underwriter shall not be responsible to reimburse Company for such pro-rata printing costs to the extent such costs exceed the Fund's per/unit cost of printing prospectuses and periodic reports to shareholders. Company shall provide such documentation as Fund or the Underwriter shall reasonably request in connection with the reimbursement of such costs, including a breakdown of the printing costs of prospectuses and periodic reports to shareholders that are distributed to existing Contract owners whose Contracts are funded by Shares of the Fund.

         Notwithstanding the foregoing, the Company agrees (i) if the Fund or Underwriter reasonably determines in good faith that any request(s) for Fund prospectuses and periodic reports to shareholders, except those for existing Contract owners whose Contracts are funded by Shares of the Fund, is excessive in number, Company agrees it will negotiate in good faith an equitable allocation between the parties of the printing and delivery costs of such Fund documents; and (ii) if the Fund or Underwriter reasonably determines in good faith that their pro-rata share of the printing costs, as described in the preceding paragraph, for those pages that contain the Fund's prospectus or periodic reports to shareholders that are printed by the Company, except those relating to documents for Contract owners whose Contracts are funded by Shares of the Fund, are excessive, the Company agrees that it will negotiate in good faith an equitable allocation between the parties of such printing costs.

         3.2. The Fund's prospectus shall state that the current SAI for the Fund is available, and the Underwriter (or the Fund), at its expense, shall provide a reasonable number of copies of such SAI free of charge to the Company for itself and for any owner of a Contract who requests such SAI.

         3.3. As reasonably requested by Company, the Fund shall provide the Company with information regarding the Fund's expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract.

         3.4. To the extent that pass-through voting is applicable to the Contracts the Fund, at its or the Underwriter's expense, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

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         3.5.     The Company shall:

                  (i)      solicit voting instructions from Contract owners;

                  (ii) vote the Shares in accordance with instructions received from Contract owners; and

                  (iii) vote Shares for which no instructions have been received in the same proportion as Shares of the Fund for which instructions have been received,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law. The Company will vote Shares held in any segregated asset account in the same proportion as Shares of the Fund for which voting instructions have been received from Contract owners, to the extent permitted by law.

ARTICLE IV.       Sales Material and Information

         4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Fund or the Adviser or the Underwriter is named. No such material shall be used until approved by the Fund or its designee. The Fund or its designee will be deemed to have approved such sales literature or promotional material unless the Fund or its designee objects or provides comments to the Company within ten (10) Business Days after receipt of such material. The Fund or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund or the Adviser or the Underwriter is named, and no such material shall be used if the Fund or its designee so object.

         4.2. (a) The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or the Adviser or the Underwriter in connection with the sale of the Contracts other than the information or representations contained in the registration statement or profiles or prospectus or SAI for the Fund Shares, as such registration statement and profiles and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either. Neither Company nor its affiliates or agents shall give such information or make such representations or statements in a context that it knows or should have known causes the information, representations or statements to be false or misleading.

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                  (b) With the exception of (i) listings of product offerings;
(ii) materials already in the public domain (e.g., magazine articles and trade publications); and (iii) materials used by Company on an internal basis only, and subject to compliance with applicable NASD and SEC rules and regulations, Company agrees not to furnish or cause to be furnished to any third parties or to display publicly or publish any information or materials relating to the Fund, except such materials and information as may be distributed to Company by Fund or approved for distribution by the Fund upon Company's request.

         4.3. The Fund and the Underwriter, or their designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or its Account, is named. No such material shall be used until approved by the Company. The Company will be deemed to have approved such sales literature or promotional material unless the Company objects or provides comments to the Fund, the Underwriter, or their designee within ten Business Days after receipt of such material. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

         4.4. The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement and prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company. Neither the Fund nor the Underwriter shall give such information or make such representations or statements in a context that knows or should have known causes the information, representations or statements to be false or misleading.

         4.5. The Fund will provide to the Company at least one complete final copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials as set forth on Schedule C.

         4.6. The Company shall provide to the Fund and the Underwriter any complaints received from the Contract owners pertaining solely to the Fund.

         4.7. The Fund will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for the Fund, and of any material change in the Fund's registration statement, particularly any change resulting in a change to the registration statement

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or prospectus for any Account. The Fund will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner.

         4.8. For purposes of this Article IV, the phrase "sales literature and other promotional materials" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available with regard to the Fund.

ARTICLE V.        Fees and Expenses

         5.1. Except as otherwise expressly provided in this Agreement, each party agrees to bear all expenses incident to performance by the party under this Agreement. Fund and Company agree that, notwithstanding the existence of any other agreement(s) between the parties and/or its affiliates as of the date of this Agreement, the Company and/or its affiliates shall receive no other compensation with respect to the Shares purchased by or on behalf of the Account and/or with respect to the Contracts, except as set forth in the following four agreements: (i) this Agreement; (ii) the Shareholder Services Agreement between the Company and Underwriter dated October 11, 2002 (iii) the Sub-Transfer Agency Agreement between the Company and Fund dated October 11, 2002; and (iv) the Administrative Services agreement between the Company and Adviser dated October 11, 2002.

         5.2 All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

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         5.3.     The Company shall bear the expenses of distributing the Fund's prospectus to owners of Contracts issued by the Company and of distributing the Fund's proxy materials and reports to such Contract owners.

ARTICLE VI.       Diversification and Qualification

         6.1. The Fund represents that it is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

ARTICLE VII.      Indemnification

         7.1.     Indemnification By the Company

                  7.1(a). Subject to Section 7.3 below, the Company agrees to indemnify and hold harmless the Fund and the Underwriter and each of its trustees/directors and officers, and each person, if any, who controls the Fund or the Underwriter within the meaning of Section 15 of the 1933 Act or who is under common control with the Underwriter (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company's authorization or control, with respect to the sale or distribution of the Contracts or Fund Shares; or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

                  (iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Section
6.1 of this Agreement); or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

                  7.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

                  7.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                  7.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of Fund shares or the Contracts or the operation of the Fund.

         7.2.     Indemnification by the Funds and Underwriter

                  7.2(a). Subject to Section 7.3 below, each of the Fund and Underwriter respectively agree to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or profile or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or the Fund by or on behalf of the Company for use in the registration statement, profile, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Underwriter or persons under their control) or wrongful conduct of the Fund or the Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or the Underwriter; or

                  (iv) arise as a result of any failure by the Fund or the Underwriter to provide the services and furnish the materials under the terms of this Agreement (including a failure of the Fund, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Section 6.1 of this Agreement); or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund or the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or the Underwriter; or;

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

                  7.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

                  7.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                  7.2(d). The Indemnified Party will promptly notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

                  7.3      Indemnification for Errors.

                  In the event of any error or delay with respect to information regarding the purchase, redemption, transfer or registration of Shares of the Fund, the parties agree that each is obligated to make the Accounts and/or the Fund, respectively, whole for any error or delay that it causes, subject in the case of pricing errors to the Fund's policies on materiality of pricing errors. In addition, each party will compensate the other for the reasonable out-of-pocket costs, as mutually agreed upon in good faith by the parties, of any reprocessing necessary to adjust its respective accounting and/or record-keeping systems as a result of an error or delay. Each party agrees to provide the other with prompt notice of any errors or delays of the type referred to in this Section and to use reasonable efforts to take such action as may be appropriate to avoid or mitigate any such costs or losses.

         Subject to the provisions of the foregoing paragraph, any material error in calculation or reporting of the closing net asset value including any applicable daily dividend factor per Share shall be reported immediately upon discovery to the Company. In such event the Company shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct closing net asset value, including any applicable daily dividend factor per share and the Fund shall bear the cost of correcting such errors. Any errors of a lesser amount shall be corrected in the next Business Day's net asset value per Share.

ARTICLE VIII.     Applicable Law

         8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

         8.2. This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules, and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX.       Termination

         9.1. This Agreement shall continue in full force and effect until the first to occur of:

                  (a) termination by any party, for any reason with respect to some or all Fund, by three (3) months advance written notice delivered to the other parties; or

                  (b) termination by the Company by written notice to the Fund and the Underwriter based upon the Company's determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; or

                  (c) termination by the Company by written notice to the Fund and the Underwriter in the event any of the Shares are not registered, issued, or sold in accordance with applicable state and/or federal law or such law precludes the use of such Shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

                  (d) termination by the Fund or the Underwriter in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the Insurance Commissioner, or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Shares; provided, however, that the Fund or the Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

                  (e) termination by the Company in the event that formal administrative proceedings are instituted against the Fund or the Underwriter by the NASD, the SEC, or any state securities or insurance department, or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or the Underwriter to perform its obligations under this Agreement; or

                  (f) termination by the Company by written notice to the Fund and the Underwriter with respect to the Fund in the event that the Fund ceases to qualify as a Regulated Investment Company under Subchapter M as specified in Section 6.1 hereof, or if the Company reasonably believes that the Fund may fail to so qualify or comply; or

                  (g) termination by the Fund or the Underwriter by written notice to the Company, if the Fund or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

                  (h) termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, the Adviser, or the Underwriter has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

                  (i) termination by the Company upon any substitution of the shares of another investment company or series thereof for Shares in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Fund and the Underwriter of the date of substitution.

         9.2. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall, at the option of the Company, continue to make available additional Shares pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless the Underwriter requests that the Company seek an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the Shares. The Underwriter agree to split the cost of seeking such an order, and the Company agrees that it shall reasonably cooperate with the Underwriter and seek such an order upon request. Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Fund, redeem investments in the Fund, and/or invest in the Fund upon the making of additional purchase payments under the existing Contracts (subject to any such election by the Underwriter). The parties agree that this Section 9.2 shall not apply to any terminations under
Section 9.1(i) of this Agreement.

         9.3. The Company shall not redeem Shares attributable to the Contracts (as opposed to Shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), (iii) upon 45 days prior written notice to the Fund and Underwriter, as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act, but only if a substitution of other securities for the Shares is consistent with the terms of the Contracts, or (iv) as permitted under the terms of the Contract. Upon request, the Company will promptly furnish to the Fund and the Underwriter reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contacts, the Company shall not prevent Contract owners from allocating payments to the Fund that was otherwise available under the Contracts without first giving the Fund or the Underwriter 45 days notice of its intention to do so.

         9.4. Notwithstanding any termination of this Agreement, each party's obligation under Article VII to indemnify the other parties shall survive.

ARTICLE X.        Notices

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Fund:   Lord Abbett Family of Funds
                                    90 Hudson Street
                                    Jersey City, NJ 07302
                                    Attention: General Counsel

                                    with a copy to:

                                    Lord, Abbett & Co. LLC
                                    90 Hudson Street
                                    Jersey City, NJ 07302
                                    Attention: Daria L. Foster

         If to the Company:         Barry G. Skolnick, Esq.
                                    Senior Vice President and General Counsel
                                    ML Life Insurance Company of New York
                                    7 Roszel Road
                                    Princeton, New Jersey 08540

         If to the Underwriter:     Lord Abbett Distributor LLC
                                    90 Hudson Street
                                    Jersey City, NJ 07302
                                    Attention: General Counsel

ARTICLE XI.       Miscellaneous

         11.1. All persons dealing with the Fund must look solely to the property of the Fund, as though each the Fund had separately contracted with the Company and the Underwriter for the enforcement of any claims against the Fund. The parties agree that neither the Board, officers, agents, or shareholders of the Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

         11.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information has come into the public domain.

         11.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         11.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         11.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         11.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Arkansas Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable contract operations of the Company are being conducted in a manner consistent with the Arkansas variable annuity laws and regulations and any other applicable law or regulations.

         11.7. The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         11.8. Neither this Agreement nor any of the rights, privileges, duties or obligations hereunder may be assigned or delegated by any party without the prior written consent of all parties hereto.

         11.9. Neither this Agreement, nor any provision hereof, may be amended, waived, modified or terminated in any manner except by a written instrument properly authorized and executed by all parties hereto. The Company shall notify the Fund and Underwriter of any additions it wishes to make to the list of Accounts on SCHEDULE A or Fund list on SCHEDULE B, by furnishing a signed written notice to the Fund and Underwriter in the form of an "Additional Separate Account Letter" or "Additional Fund Letter" as applicable, a form of which is attached hereto as Schedule D, which shall state name of the new Account(s)/Fund and shall include a revised SCHEDULE A AND/OR SCHEDULE B, AS APPLICABLE. The Additional Separate Account Letter/Additional Fund Letter, a form of which is attached hereto, shall constitute an Amendment to this Agreement upon the signed acknowledgement of such Additional Separate Account Letter/Additional Fund Letter by both the Fund and Underwriter.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

ML LIFE INSURANCE COMPANY OF NEW YORK:

By its authorized officer

By:    ______________________________
Name:  Lori M. Salvo
Title: Vice President and Secretary

LORD ABBETT FAMILY OF FUNDS:

By its authorized officer

By:    ______________________________
Name:  ______________________________
Title: ______________________________

LORD ABBETT DISTRIBUTOR LLC,
By: Lord, Abbett & Co. LLC, it's Managing Member

By its authorized officer

By:    ______________________________
Name:  ______________________________
Title: ______________________________

                                   SCHEDULE A
                            (Dated: October 11, 2002)

SEPARATE ACCOUNTS OF THE COMPANY:

Merrill Lynch Life Variable Annuity Separate Account D

                                   SCHEDULE B
                            (Dated: October 11, 2002)

Fund List:

Lord Abbett Bond-Debenture Fund
Lord Abbett Mid-Cap Value Fund

                                   SCHEDULE C

                                 FUND MATERIALS

PART I.           Fund Description

    - The Fund will provide to Company or a common service provider designated by Company within ten (10) days of the end of each month, the Fund's average annual return for the 1, 5, and 10 year periods ending the current month on a Net Asset Value basis.

    - The Fund will provide to Company a description of the Fund including holdings, portfolio composition, largest sectors and geographical allocation and a statement of objective in a mutually acceptable format.

Part II.          Fund Information and Materials

         The Fund will provide to Company the following information and materials on an as needed basis, as requested by Company:

            - A supply of materials relating to the Fund (prospectuses, quarterly reports and other brochures) to include with contract application sales, marketing and communication materials.

            - Specific investment performance information that may be reasonably requested that cannot be obtained from the prospectus. This would include specific calculations on various performance parameters and will require an aggressive turnaround time (usually 5 business days).

                                   SCHEDULE D
                [Form of Additional Fund/Separate Account Letter]

                                                                          [date]

Lord Abbett Family of Funds
90 Hudson Street
Jersey City, NJ 07302
Attn: General Counsel

         Re:      Letter Amendment [#1] to Fund Participation Agreement

Ladies and Gentlemen:

         This is to advise you that effective as of ______________________, Merrill Lynch Life Insurance Company ("Company") desires to add the following fund(s) and/or separate account(s) to the list of funds and separate accounts included on Schedule A and Schedule B, respectively, of the Fund Participation Agreement between Company, the Lord Abbett Family of Funds and Lord Abbett Distributor LLC dated October 1, 2002, as amended from time to time (the "Participation Agreement"):

                  Fund(s):

                  Separate Account(s):

         In accordance with Section 11.9 of the Participation Agreement, the Company hereby requests that you acknowledge the addition of the above-referenced fund(s) and/or separate account(s) under the Participation Agreement. Attached hereto is an amended and restated Schedule A and/or Schedule B, as applicable, to the Participation Agreement.

         Please indicate your acceptance of the foregoing by executing two originals of this Letter Amendment, returning one to the Company and retaining one for your files.

ML LIFE INSURANCE COMPANY OF NEW YORK

BY: __________________________________
Name:
Title:

Acknowledged and agreed to this ____ day of _____________, _______:

LORD ABBETT FAMILY OF FUNDS               LORD ABBETT DISTRIBUTOR LLC
                                 By: Lord, Abbett & Co. LLC, its managing member

BY: _______________________               BY: _______________________
Name:______________________               Name:______________________
Title:_____________________               Title:_____________________

           [Form of Additional Fund/Separate Account Letter - cont'd]

                                    EXHIBIT A
                       (Revised as of :_________________)

SEPARATE ACCOUNTS OF THE COMPANY:

           [Form of Additional Fund/Separate Account Letter - cont'd]

                                    EXHIBIT B
                       (Revised as of: _________________)

Fund List: